EXHIBIT 11


                       SYNAPTIC PHARMACEUTICAL CORPORATION

                    Computation of Primary Net Loss Per Share


                                   Three Months               Nine Months
                               Ended September 30,        Ended September 30,
                                1997         1996          1997         1996
                             ----------   ----------    ----------   ----------
Weighted average common
  shares outstanding          7,648,249    7,608,049     7,643,081    7,559,352

Shares underlying common
  stock options outstanding
  considered exercised,
  based on the treasury
  stock method                       --      285,473            --           --

Shares underlying 1993
  Warrants outstanding
  considered exercised,
  based on the treasury
  stock method                       --       18,539            --           --
                             ----------   ----------    ----------   ----------
                              7,648,249    7,912,061     7,643,081    7,559,352
                             ==========   ==========    ==========   ==========

Net loss                    ($1,634,000)    $729,000  ($3,729,000) ($1,430,000)
                             ==========   ==========    ==========   ==========

Net loss per share               $(0.21)       $0.09       $(0.49)      ($0.19)
                                   ====         ====         ====        =====
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                                   EXHIBIT 11


                       SYNAPTIC PHARMACEUTICAL CORPORATION

                 Computation of Fully Diluted Net Loss Per Share


                                Three Months                  Nine Months
                               Ended September 30,        Ended September 30,
                                1997         1996          1997         1996
                             ----------   ----------    ----------   ----------

Weighted average common
  shares outstanding          7,648,249    7,608,049     7,643,081    7,559,352

Shares underlying common
  stock options outstanding
  considered exercised,
  based on the treasury
  stock method                  285,643      288,183       285,642      302,975

Shares underlying 1993
  Warrants outstanding
  considered exercised,
  based on the treasury
  stock method                   46,359       23,792        43,163       59,344
                             ----------   ----------    ----------   ----------
Shares used in computation
  of net loss per share       7,980,251    7,920,024     7,971,886    7,921,671
                             ==========   ==========    ==========   ==========

Net loss                    ($1,634,000)    $729,000   ($3,729,000) ($1,430,000)
                             ==========   ==========    ==========   ==========

Net loss per share              ($0.20)        $0.09        ($0.47)      ($0.18)
                                 =====         =====         =====        =====
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